Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2001, except for the third paragraph of Note 7, as to which the date is March 28, 2001, with respect to the financial statements and schedule of Hard Rock Hotel, Inc. in the Registration Statement on Form S-4 and related Prospectus of Hard Rock Hotel, Inc. for the registration of $140,000,000 of 8 7/8% Second Lien Notes due 2013.

                                                                                                                                /s/ Ernst & Young LLP

Reno, Nevada

July 7, 2003